SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported) May 25, 2001


                          The Network Connection, Inc.
             (Exact Name of Registrant as specified in its charter)


          Georgia                         1-13760                58-1712432
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


The Belgravia, 1811 Chestnut Street, Suite 110, Philadelphia, PA         19103
         (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (215) 972-8191


          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THIS REPORT

5. OTHER EVENTS

     On June 1, 2001, The Network Connection, Inc. issued the following press release:

The Network Connection, Inc. (NASDAQ SCM:TNCQE) announced today that it received a NASDAQ Staff Determination on May 25, 2001 indicating that continued listing of the Company's securities on The Nasdaq Stock Market was no longer warranted because (i) of concerns regarding the residual equity interest of the existing listed securities holders, (ii) of the Company's March 24, 2001 filing under Chapter 11 of the U.S. Bankruptcy Code and associated public interest concerns as set forth under Marketplace Rules 4330(a)(1) and 4330(a)(3), (iii) of the fact that the Company has not yet prepared a plan of reorganization (the Company is not obligated to file a plan of reorganization until July 22, 2001, subject to extension) and is unable to determine the effect on the current shareholders of the Company, and (iv) the Company has not demonstrated an ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market. Accordingly, NASDAQ Staff has determined to delist the Company's securities from The Nasdaq Stock Market at the opening of business on June 4, 2001. The Company does not intend to appeal the Staff Determination.

                                    * * * * *

EXCEPT FOR HISTORICAL MATTERS CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS REFLECT ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS AND CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS. THESE ASSUMPTIONS, RISKS AND UNCERTAINTIES ARE DISCUSSED IN DETAIL IN THE COMPANY'S PUBLIC FILINGS, ALL OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE NETWORK CONNECTION, INC.


Dated:  June 1, 2001                By: /s/ Irwin L. Gross
                                        ---------------------------------
                                        Name:  Irwin L. Gross
                                        Title: Chairman and
                                               Chief Executive Officer